                                  Exhibit 11.1

                               Share Computation
                           Quarter ended June 29, 1996

                                                                                 Common Stock
                                                         --------------------------------------------------------------
                                              Preferred                                   Total less   Weighted Average
                                                Stock          Total         Treasury      Treasury          Shares
                                                         --------------------------------------------------------------
Shares outstanding at beginning of quarter       14,280      14,298,595      (116,100)     14,182,495      14,182,495
Treasury shares purchased                                                      (5,000)         (5,000)         (4,670)
Exercise of warrants                                                                                0
Exercise of stock options                                                                           0
Preferred stock sold                                                                                0
Preferred converted to common                   (10,060)      3,776,375                     3,776,375       2,595,102
Common stock sold                                                                                   0
                                            --------------------------------------------------------------------------
Shares outstanding at end of quarter              4,220      18,074,970      (121,100)     17,953,870      16,772,927
                                            ==========================================================================

Net Loss                                                                                                 $ (1,708,000)

Weighted average shares                                                                                    16,772,927

Loss per share                                                                                                 ($0.10)
                                                                                                         =============